Exhibit 99.1

Texas Roadhouse, Inc. Announces Fourth Quarter 2021 Results

Increases Quarterly Dividend by 15% to $0.46 per Share

LOUISVILLE, KY. (February 22, 2022) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 52 weeks ended December 28, 2021.

Financial Results

Financial results for the 13 and 52 weeks ended December 28, 2021 and December 29, 2020, and 14 and 53 weeks ended December 31, 2019 were as follows:

	Fourth Quarter
				% change
($000's)	2021	2020	2019	vs. 2020	vs. 2019
Total revenue	$895,586	$637,989	$725,238	40.4%	23.5%
Income from operations	64,839	20,396	53,411	217.9%	21.4%
Net income	53,058	19,549	42,686	171.4%	24.3%
Diluted earnings per share	$0.76	$0.28	$0.61	171.7%	24.1%

	Year to Date
				% change
	2021	2020	2019	vs. 2020	vs. 2019
Total revenue	$3,463,946	$2,398,123	$2,756,163	44.4%	25.7%
Income from operations	297,192	23,844	212,023	1146.4%	40.2%
Net income	245,294	31,255	174,452	684.8%	40.6%
Diluted earnings per share	$3.50	$0.45	$2.46	682.5%	42.2%

Note: The 53rd week in 2019 resulted in additional revenue of $59.5 million and diluted earnings per share of $0.10 to $0.11.

Results for the fourth quarter included the following:

•	Comparable restaurant sales at company restaurants increased 33.1% and 21.2% compared to 2020 and 2019, respectively[1]. Comparable restaurant sales at domestic franchise restaurants increased 34.8% and 18.8% compared to 2020 and 2019, respectively;

•	Average weekly sales at company restaurants were $121,976 of which 14.4% were to-go sales;

1Comparable restaurant sales reflect the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured for comparison to 2020 and for restaurants open a full 30 months before the beginning of the period measured for comparison to 2019.

•	11 company restaurants, including one Bubba’s 33 and one Jaggers, were opened and two franchise restaurants were opened;

•	Restaurant margin, as a percentage of restaurant and other sales, was 15.8% and restaurant margin dollars were $140.8 million. Restaurant margin benefited by an increase in comparable restaurant sales partially offset by commodity inflation of 17.6% primarily due to higher beef costs;

•	Diluted earnings per share increased to $0.76 from $0.28 in the prior year due to a significant increase in restaurant margin dollars partially offset by an increase in general and administrative expenses and income tax expense;

•	The Company repurchased 423,898 shares of common stock for $37.0 million; and,

•	The Company ended the quarter with $335.6 million of cash on hand and reduced outstanding debt to $100 million.

Results for the year-to-date period included the following highlights:

•	Comparable restaurant sales at company restaurants increased 37.8% and 18.3% compared to 2020 and 2019, respectively[1]. Comparable restaurant sales at domestic franchise restaurants increased 37.5% and 15.8% compared to 2020 and 2019, respectively;

•	Average weekly sales at company restaurants were $120,706 of which 17.1% were to-go sales;

•	29 company restaurants, including five Bubba’s 33 and one Jaggers, were opened and four franchise restaurants were opened;

•	Restaurant margin, as a percentage of restaurant and other sales, was 16.9% and restaurant margin dollars were $581.7 million. Restaurant margin benefited by an increase in comparable restaurant sales partially offset by commodity inflation of 10% primarily due to higher beef costs;

•	Diluted earnings per share increased to $3.50 from $0.45 in the prior year due to a significant increase in restaurant margin dollars partially offset by an increase in general and administrative expenses and income tax expense; and,

•	The Company repurchased 584,932 shares of common stock for $51.6 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc. commented, “We had a historic year in terms of the number of guests that we served and the operating results that we generated. This is all due to the hard work and commitment of our operators and their ability to continue to deliver on our legendary standards in these challenging times. Looking ahead, I am excited about the leadership that we have in place throughout the organization and their ability to keep growing and developing all of our brands.”

Morgan continued, “Our strong cashflow generation allowed us to continue opening new stores as well as getting back to our normal strategy of quarterly cash dividends and share repurchases. In addition, we repaid a significant portion of our outstanding debt during the year. As we transition into 2022, we are well positioned to continue to grow sales, build new restaurants and handle the current inflationary environment.”

Franchise acquisitions

On December 29, 2021, the first day of the 2022 fiscal year, the Company completed the acquisition of seven franchise restaurants in South Carolina and Georgia for an aggregate purchase price of approximately $27 million.

2022 Outlook

Comparable restaurant sales at company restaurants for the first seven weeks of our first quarter of fiscal 2022 increased 20.6% compared to 2021.

Management updated the following expectations for 2022:

•	Store week growth of approximately 6.5%, including the impact of the seven franchise locations acquired;

•	Approximately 25 Texas Roadhouse and Bubba’s 33 company restaurant openings;

•	Commodity cost inflation of approximately 17% in the first half of 2022 and 12% to 14% for the year; and,

•	Wage and other labor inflation of approximately 7%.

Management reiterated the following expectations for 2022:

•	Positive comparable restaurant sales growth including the benefit of 2021 menu pricing actions;

•	An effective income tax rate of approximately 15% excluding the impact of any legislative changes enacted; and,

•	Total capital expenditures of approximately $230 million including as many as six relocations.

Cash Dividend Payment

On February 17, 2022, our Board of Directors authorized the payment of a quarterly cash dividend of $0.46 per share of common stock. This payment will be distributed on March 25, 2022, to shareholders of record at the close of business on March 9, 2022.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars and as a percentage of restaurant and other sales). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance. The Company also excludes depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in restaurants. The Company also excludes impairment and closure expense as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, February 22, 2022, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company's website at www.texasroadhouse.com. Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Fourth Quarter 2021 Earnings. A replay of the call will be available until March 3, 2022, by dialing (800) 770-2030 or (647) 362-9199 for international calls.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 660 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the potential impact of the COVID-19 pandemic, including reinstated dining room capacity restrictions or closures, and other non-historical statements. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff to meet our business standards; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 29, 2020. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations

Michael Bailen

(502) 515-7298

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 28, 2021	December 29, 2020	December 28, 2021	December 29, 2020
Revenue:
Restaurant and other sales	$889,052	$633,032	$3,439,176	$2,380,177
Franchise royalties and fees	6,534	4,957	24,770	17,946

Total revenue	895,586	637,989	3,463,946	2,398,123

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):

Food and beverage	311,478	205,117	1,156,628	780,646
Labor	290,227	222,788	1,123,003	875,764
Rent	15,508	13,956	60,005	54,401
Other operating	131,054	107,111	517,808	403,726
Pre-opening	7,008	5,803	24,335	20,099
Depreciation and amortization	32,615	30,443	126,761	117,877
Impairment and closure, net	184	1,392	734	2,263
General and administrative	42,673	30,983	157,480	119,503

Total costs and expenses	830,747	617,593	3,166,754	2,374,279

Income from operations	64,839	20,396	297,192	23,844

Interest expense, net	624	1,490	3,663	4,091
Equity (loss) income from investments in unconsolidated affiliates	(925)	97	(637)	(500)

Income before taxes	63,290	19,003	292,892	19,253
Income tax expense (benefit)	8,547	(1,673)	39,578	(15,672)

Net income including noncontrolling interests	54,743	20,676	253,314	34,925
Less: Net income attributable to noncontrolling interests	1,685	1,127	8,020	3,670
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$53,058	$19,549	$245,294	$31,255

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.76	$0.28	$3.52	$0.45
Diluted	$0.76	$0.28	$3.50	$0.45

Weighted average shares outstanding:
Basic	69,601	69,525	69,709	69,438
Diluted	69,969	70,052	70,098	69,893

Cash dividends declared per share	$0.40	$-	$1.20	$0.36

Texas Roadhouse, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 28, 2021	December 29, 2020
Cash and cash equivalents	$335,645	$363,155
Other current assets, net	227,880	147,496
Property and equipment, net	1,162,441	1,088,623
Operating lease right-of-use assets, net	578,413	530,625
Goodwill	127,001	127,001
Intangible assets, net	1,520	2,271
Other assets	79,052	65,990

Total assets	$2,511,952	$2,325,161

Current maturities of long-term debt	-	50,000
Other current liabilities	602,144	456,318
Operating lease liabilities, net of current portion	622,892	572,171
Long-term debt, excluding current maturities	100,000	190,000
Other liabilities	113,432	113,621
Texas Roadhouse, Inc. and subsidiaries stockholders' equity	1,058,124	927,505
Noncontrolling interests	15,360	15,546

Total liabilities and equity	$2,511,952	$2,325,161

Texas Roadhouse, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	52 Weeks Ended
	December 28, 2021	December 29, 2020
Cash flows from operating activities:
Net income including noncontrolling interests	$253,314	$34,925
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	126,761	117,877
Share-based compensation expense	38,139	29,431
Deferred income taxes	8,896	(19,932)
Other noncash adjustments, net	5,555	6,262
Change in working capital	36,161	61,875
Net cash provided by operating activities	468,826	230,438

Cash flows from investing activities:
Capital expenditures - property and equipment	(200,692)	(154,401)
Acquistion of franchise restaurants, net of cash acquired	-	(10,580)
Proceeds from sale of property and equipment	-	1,709
Proceeds from sale leaseback transactions	5,588	2,167
Net cash used in investing activities	(195,104)	(161,105)

Cash flows from financing activities:
(Payments on) proceeds from revolving credit facility, net	(140,000)	240,000
Repurchase of shares of common stock	(51,634)	(12,621)
Dividends paid	(83,658)	(24,989)
Other financing activities, net	(25,940)	(16,447)
Net cash (used in) provided by financing activities	(301,232)	185,943

Net (decrease) increase in cash and cash equivalents	(27,510)	255,276
Cash and cash equivalents - beginning of period	363,155	107,879
Cash and cash equivalents - end of period	$335,645	$363,155

Texas Roadhouse, Inc. and Subsidiaries
Reconciliation of Income from Operations to Restaurant Margin
(in thousands)
(unaudited)

	13 & 14 Weeks Ended
	December 28, 2021	December 29, 2020	December 31, 2019
Income from operations	$64,839	$20,396	$53,411

Less:
Franchise royalties and fees	6,534	4,957	5,781

Add:
Pre-opening	7,008	5,803	7,355
Depreciation and amortization	32,615	30,443	30,970
Impairment and closure, net	184	1,392	(1,293)
General and administrative	42,673	30,983	38,221

Restaurant margin	$140,785	$84,060	$122,883

Restaurant margin (as a percentage of restaurant and other sales)	15.8%	13.3%	17.1%

	52 & 53 Weeks Ended
	December 28, 2021	December 29, 2020	December 31, 2019
Income from operations	$297,192	$23,844	$212,023

Less:
Franchise royalties and fees	24,770	17,946	21,986

Add:
Pre-opening	24,335	20,099	20,156
Depreciation and amortization	126,761	117,877	115,544
Impairment and closure, net	734	2,263	(899)
General and administrative	157,480	119,503	149,389

Restaurant margin	$581,732	$265,640	$474,227

Restaurant margin (as a percentage of restaurant and other sales)	16.9%	11.2%	17.3%

Texas Roadhouse, Inc. and Subsidiaries
Supplemental Financial and Operating Information
($ amounts in thousands, except weekly sales by group)
(unaudited)

	Fourth Quarter		Change	Year to Date		Change
	2021	2020	vs 2020	2021	2020	vs 2020
Restaurant openings
Company - Texas Roadhouse	9	8	1	23	18	5
Company - Bubba's 33	1	0	1	5	3	2
Company - Jaggers	1	1	0	1	1	0
Franchise - Texas Roadhouse - U.S.	1	1	0	1	2	(1)
Franchise - Texas Roadhouse - International	1	1	0	3	2	1
Total	13	11	2	33	26	7

Restaurants open at the end of the quarter
Company - Texas Roadhouse	526	503	23
Company - Bubba's 33	36	31	5
Company - Jaggers	4	3	1
Franchise - Texas Roadhouse - U.S.	70	69	1
Franchise - Texas Roadhouse - International	31	28	3
Total	667	634	33

	Fourth Quarter			Change		Change
	2021	2020	2019	vs 2020		vs 2019
Company restaurants (all concepts)
Restaurant and other sales	$889,052	$633,032	$719,457	40.4%		23.6%
Store weeks	7,288	6,908	7,118	5.5%		2.4%
Comparable restaurant sales (1)	33.1%	(8.9)%	4.4%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	35.0%	32.4%	32.4%	263	bps	262	bps
Labor	32.6%	35.2%	33.1%	(255)	bps	(42)	bps
Rent	1.7%	2.2%	1.9%	(46)	bps	(11)	bps
Other operating	14.7%	16.9%	15.6%	(218)	bps	(84)	bps
Total	84.2%	86.7%	82.9%	(256)	bps	124	bps

Restaurant margin	15.8%	13.3%	17.1%	256	bps	(124)	bps

Restaurant margin ($ in thousands)	$140,785	$84,060	$122,883	67.5%		14.6%
Restaurant margin $/Store week	$19,318	$12,169	$17,264	58.7%		11.9%

Texas Roadhouse restaurants only:
Store weeks	6,779	6,476	6,714	4.7%		1.0%
Comparable restaurant sales (1)	33.3%	(9.0)%	4.3%
Average unit volume (2)	$1,606	$1,208	$1,336	32.9%		20.2%
Weekly sales by group:
Comparable restaurants (489, 470, and 448 units)	$123,860	$93,530	$102,824
Average unit volume restaurants (2) (16, 19, and 21 units)	$113,657	$78,402	$94,379
Restaurants less than 6 months old (21, 14, and 15 units)	$130,295	$90,994	$106,328

Bubba's 33 restaurants only:
Store weeks	463	403	377	15.0%		23.0%
Comparable restaurant sales (1)	30.8%	(7.8)%	5.7%
Average unit volume (2)	$1,279	$989	$1,093	29.3%		17.0%
Weekly sales by group:
Comparable restaurants (29, 25, and 21 units)	$99,465	$77,534	$86,549
Average unit volume restaurants (2) (3, 4, and 4 units)	$87,844	$66,892	$71,122
Restaurants less than 6 months old (4, 2, and 3 units)	$136,579	$48,997	$76,778

Franchise restaurants
Franchise royalties and fees	$6,534	$4,957	$5,781	31.8%		13.0%
Store weeks	1,301	1,260	1,330	3.2%		(2.2)%
Comparable restaurant sales (1)	30.6%	(10.7)%	3.0%
U.S. franchise restaurants only:
Comparable restaurant sales (1)	34.8%	(11.2)%	3.4%
Average unit volume (2)	$1,658	$1,242	$1,387	33.5%		19.5%

(1)  Comparable restaurant sales reflect the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period.

(2)  Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period. For comparative purposes, Q4 2019 was adjusted to include 13 and 52 weeks, respectively.

Amounts may not foot due to rounding.